    As Filed With the Securities and Exchange Commission on January 29, 1997
                                                     Registration No. 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  ------------

                                    FORM S-8

                                  ------------


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ------------


                             CONSO PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)

       South Carolina                                         57-0986680
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)

        513 North Duncan Bypass
          Post Office Box 326
         Union, South Carolina                                   29379
(Address of principal executive offices)                       (Zip Code)

                   CONSO PRODUCTS COMPANY STOCK ELECTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                  ------------

                              S. DUANE SOUTHERLAND
                      President and Chief Executive Officer
                             Conso Products Company
                             513 North Duncan Bypass
                               Post Office Box 326
                           Union, South Carolina 29379
                     (Name and address of agent for service)

                                  864/427-9004
                     (Telephone number, including area code,
                              of agent for service)

                  Please send copies of all communications to:

                             J. NORFLEET PRUDEN, III
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                          NationsBank Corporate Center
                                   Suite 4200
                             100 North Tryon Street
                      Charlotte, North Carolina 28202-4006

                                  ------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
        Title                      Amount       Proposed maximum   Proposed maximum     Amount of
 of securities to be                to be        offering price        aggregate      registration
     registered                  registered        per share*       offering price*        fee
----------------------------------------------------------------------------------------------------
Common Stock.................   25,000 shares          $12.50          $312,500         $95.00
====================================================================================================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $12.50 per share, the average of the high and low prices for the Common Stock on January 27, 1997 as reported on the Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

         The information required by this Item is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The information required by this Item is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Conso Products Company (the "Company") with the Securities and Exchange Commission (Commission file number 0-22942) are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 29, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 1996; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated November 23, 1993, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Marcus T. Hickman, who is Of Counsel to Kennedy Covington Lobdell & Hickman, L.L.P., counsel to the Company, serves as a director of the Company. At January 27, 1997, Mr. Hickman beneficially owned 2,812 shares of the Company's Common Stock. Mr. Hickman will also be entitled to elect to receive shares of the Common Stock in lieu of cash compensation as a director of the Company pursuant to the Stock Election Plan for Non-Employee Directors.

Item 6.  Indemnification of Directors and Officers.

         The Bylaws of the Company provide for indemnification of directors of the Company against liabilities and reasonable expenses incurred in connection with any action, suit or proceeding to which such person may be a party because he is or was a director or officer of the Company or serving in a similar capacity at the Company's request for another entity or an employee benefit plan, to the fullest extent permitted by the laws of the State of South Carolina. Under the laws of the State of South Carolina, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of such corporation against reasonable expenses incurred by him in connection with the proceeding. South Carolina law also provides that indemnification of a director or officer may be made if he acted in good faith and in a manner he reasonably believed to be, with respect to conduct in his official capacity, in the best interests of the Company, and, with respect to all other cases, in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. With respect to suits by or in the right of the Company, such a person may be indemnified if he acted in good faith and, in the case of conduct within his official capacity, he reasonably believed his conduct to be in the Company's best interest, and, in all other cases, he shall not have been adjudged to be liable to the Company. A South Carolina corporation may purchase and maintain insurance against liabilities of its directors and officers whether or not such liabilities are subject to indemnification, and the Company has procured such directors and officers' liability insurance with coverage limits of $3,000,000.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to provisions described above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The South Carolina Business Corporation Act also permits a corporation (including the Company), by a provision in its articles of incorporation, to limit or eliminate the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except with respect to any breach of the director's duty of loyalty to the corporation or its shareholders, or acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, or which occurred prior to the time such provision became effective, or with respect to transactions in which the director received an improper personal benefit, or for approving an unlawful distribution. The Company's Articles of Incorporation include such a provision eliminating such liability of directors to the fullest extent permitted by law. As a result of the inclusion of such provision, shareholders of the Company may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or which are in violation of their fiduciary duty of due care, although they are not precluded from obtaining injunctive or other equitable relief with respect to such actions. Such provision is not effective to eliminate or limit statutory liabilities arising under federal law, including liabilities under federal securities laws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit      Description
         -------      -----------
          4.1         Articles of Incorporation of Conso Products Company (incorporated herein by reference to
                      Exhibit 3.4 to the Company's Registration Statement on Form SB-2 (Registration No. 33-
                      71296))

          4.2         Bylaws of Conso Products Company (incorporated herein by reference to Exhibit 3.5 to the
                      Company's Registration Statement on Form SB-2 (Registration No. 33-71296))

          4.3         Conso Products Company Stock Election Plan for Non-Employee Directors

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1         Consent of Deloitte & Touche LLP

         23.2         Consent of Grant Thornton

         23.3         Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 28th day of January, 1997.

                                 CONSO PRODUCTS COMPANY


                                 By: /s/ S. Duane Southerland
                                     ---------------------------------------
                                     S. Duane Southerland
                                     President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                       Title                         Date
        ---------                       -----                         ----

/s/ S. Duane Southerland      President and Chief Executive     January 28, 1997
---------------------------   Officer
S. Duane Southerland          (Principal Executive Officer)


/s/ Gilbert G. Bartell        Chief Financial Officer, Vice     January 28, 1997
---------------------------   President-Finance and Treasurer
Gilbert G. Bartell            (Principal Financial Officer)


/s/ David B. Dechant          Chief Accounting Officer and      January 28, 1997
---------------------------   Controller
David B. Dechant              (Principal Accounting Officer)


/s/ J. Cary Findlay           Director and Chairman of the      January 28, 1997
---------------------------   Board
J. Cary Findlay


/s/ Antony W. Laughton        Director                          January 28, 1997
---------------------------
Antony W. Laughton


/s/ John H. Maxheim           Director                          January 28, 1997
---------------------------
John H. Maxheim


/s/ Marcus T. Hickman         Director                          January 28, 1997
---------------------------
Marcus T. Hickman


/s/ James H. Shaw             Director                          January 28, 1997
---------------------------
James H. Shaw


/s/ Konstance J. K. Findlay   Director                          January 28, 1997
---------------------------
Konstance J. K. Findlay

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                     Item 8

                                    FORM S-8
                             REGISTRATION STATEMENT

                             CONSO PRODUCTS COMPANY
                         Commission File Number 0-22942

                                  EXHIBIT INDEX


        Exhibit                       Description
        -------                       -----------
          4.1     Articles of Incorporation of Conso Products Company
                  (incorporated herein by reference to Exhibit 3.4 to the
                  Registrant's Registration Statement on Form SB-2 (Registra-
                  tion No. 33-71296))

          4.2 Bylaws of Conso Products Company (incorporated herein by reference to Exhibit 3.5 to the Registrant's Registration
                  Statement on Form SB-2 (Registration No. 33-71296))

          4.3     Conso Products Company Stock Election Plan for Non-Employee
                  Directors

          5       Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Grant Thornton

         23.3     Consent of Kennedy Covington Lobdell & Hickman, L.L.P
                  (contained in Exhibit 5)




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